FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Peter Rahmer	Barry Sudbeck
Trout Group	Fleishman-Hillard
646-378-2973	415-318-4261

Response Genetics Increasing Efficiency and Capacity of its U.S.-Based, CLIA-Certified
Laboratory in Anticipation of Increased Demand for its ResponseDX Genetic Testing Services
by Consolidating External Laboratory Facility

LOS ANGELES, February 13, 2009 – Response Genetics, Inc. (Nasdaq: RGDX), a company focused on the development and sale of molecular diagnostic tests for cancer, announced today that the Company intends to increase the efficiency and capacity of its U.S.-based, CLIA-certified laboratory in expectation of increasing demand for its ResponseDX™ genetic testing services. As a part of this process, the Company is consolidating its operations by closing its U.K.-based facility. This move is expected to save the company approximately $2.3 million in annual expense and will not affect its current genetic testing services or partnership agreements.

In connection with this consolidation, the Company has terminated all associated personnel in the U.K., including James Clark, its U.K.-based chief operating officer. Dr. Clark will receive severance benefits pursuant to the terms of his employment agreement, as well as certain additional minimal severance payments required under U.K. employment laws.

“The U.K. closure is part of a strategic plan to increase operational efficiency and capacity, as well as reduce overall expenses,” said Kathleen Danenberg, Response Genetics president and CEO. “Operations are well positioned in our Los Angeles laboratory and should continue without interruption. Our testing services are expected to increase, following the recent decision to expand our U.S. sales force to meet increasing demand for our family of ResponseDX™ products and services.”

Response Genetics will continue to provide its pharmaceutical partners with genetic testing services and offer services in Asia through the Company’s partnership with Hitachi Chemical Co., Ltd.

About Response Genetics, Inc.

Response Genetics, Inc. (“RGI”) (the “Company”) (Nasdaq: RGDX) is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, RGI generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. The Company was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company to implement successfully its consolidation of its United Kingdom and Los Angeles facilities, to analyze cancer samples, the potential for using the results of this research to develop diagnostic tests for cancer, the usefulness of genetic information to tailor treatment to patients, the ability of the Company to expand its ResponseDX: Lung™ and ResponseDX: Colon™ test availability, and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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